UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 11, 2006

PHOTON DYNAMICS, INC.
(Exact name of registrant as specified in charter)

California	000-27234	94-3007502
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5970 Optical Court
San Jose, California 95138-1400
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 226-9900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02(e). Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Item 9.01. Financial Statements and Exhibits.
Signatures

Index to Exhibits
Exhibit 99.1

Item 5.02(e). Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On December 11, 2006, the Compensation and Employee Ownership Committee of the Board of Directors of Photon Dynamics, Inc. (the “Company”) increased the base salary of the President and Chief Executive Officer of the Company, Jeffrey H. Hawthorne, from $325,000 per annum to $350,000 per annum effective November 1, 2007. All other provisions of Mr. Hawthorne’s compensation arrangements with the Company remain unchanged, including target bonus percentages as disclosed in the Form 8-K filed on January 24, 2006 and the Change of Control Agreement entered into by the Company and Mr. Hawthorne on December 13, 2005 and attached as an Exhibit to the Company’s Form 10-K for the year ended September 30, 2005 filed on December 14, 2005.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Amended Employment Letter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Photon Dynamics, Inc.

Dated: December 14, 2006	By:	/s/ Carl C. Straub Jr.
General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Amended Employment Letter